UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2026

House of Doge Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42525	87-4032622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

261 NE 61st Street, Miami, Florida 33137

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 216-8608

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	HODO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 9, 2026, House of Doge Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the previous 30 consecutive business days, the closing bid price of the Company’s common stock had been below $1.00 per share, which is the minimum bid price required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days, or until March 8, 2027, to regain compliance with the Bid Price Requirement.

On October 27, 2026, the Company received a letter from the Staff (the “Staff Delisting Determination”) notifying the Company that the Staff had determined that, as of October 26, 2026, the closing bid price of the Company’s common stock had been $0.10 or less for ten consecutive trading days, from October 13, 2026 through October 26, 2026. Nasdaq Listing Rule 5810(c)(3)(A)(iii) provides that if, during any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A), a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days, the Staff shall issue a Staff Delisting Determination with respect to that security. Accordingly, even though the compliance period described above would not otherwise expire until March 8, 2027, the Staff has determined to delist the Company’s common stock from The Nasdaq Capital Market. The Staff Delisting Determination also notes that the Company has not regained compliance with the Bid Price Requirement.

As a result of the Staff Delisting Determination, trading of the Company’s common stock will be suspended at the opening of business on November 3, 2026, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on Nasdaq.

The Company may appeal the Staff Delisting Determination to a Nasdaq Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, and may request either an oral hearing or a hearing based solely on written submissions. Any hearing request, together with the non-refundable hearing fee of $20,000, must be received by Nasdaq no later than 4:00 p.m. Eastern Time on November 3, 2026. Pursuant to Nasdaq Listing Rule 5815(a)(1)(B)(ii)(e), a timely request for a hearing will not stay the suspension of trading of the Company’s common stock. If the Company requests a hearing, the Company will be asked to present to the Panel a plan to regain compliance with the Bid Price Requirement, which may include a commitment to effect a reverse stock split, if necessary.

The Company is evaluating its options with respect to the Staff Delisting Determination, including whether to request a hearing before the Panel. The Company expects to file a proxy statement in connection with its annual meeting of stockholders that will include a proposal to approve a reverse split of its common stock. There can be no assurance that the Company will request a hearing, that the Panel will grant any request for continued listing, that stockholders will approve a reverse stock split, or that the Company will be able to regain compliance with the Bid Price Requirement or maintain compliance with Nasdaq’s other continued listing requirements.

Following the suspension of trading on Nasdaq, the Company’s common stock may be quoted on an over-the-counter market; however, there can be no assurance that any such quotation will be available or that an active trading market for the Company’s common stock will develop or be sustained. The suspension of trading and any delisting of the Company’s common stock could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s common stock; (ii) reducing the number of investors willing to hold or acquire the Company’s common stock, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements, including statements regarding the Company’s plans with respect to the Staff Delisting Determination, including any request for a hearing before the Panel, the suspension of trading and potential delisting of the Company’s common stock from Nasdaq, the potential quotation of the Company’s common stock on an over-the-counter market, the proposed reverse stock split and the Company’s ability to regain compliance with the Bid Price Requirement. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the outcome of any Panel proceeding, the effects of the suspension of trading and any delisting of the Company’s common stock, the Company’s ability to obtain stockholder approval of and effect a reverse stock split, the availability of sufficient funds and financing, and the Company’s financial condition. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2026	HOUSE OF DOGE INC.

	By:	/s/ Curtis Hopkins
	Name:	Curtis Hopkins
	Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

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